Exhibit 10.42

ASSIGNMENT OF INSURANCE
(this “Assignment”)

Global Geophysical Services, Inc. (the “Assignor”), a Delaware corporation, the owner of the vessels listed on Schedule I attached hereto (the “Vessels”), in consideration of One Dollar ($1.00) lawful money of the United States of America and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over unto Bank of America, N.A. (the “Assignee”), as administrative agent (the “Administrative Agent”) for the benefit of the Secured Parties defined under that certain Credit Agreement dated as of April 30, 2010, (as amended or otherwise modified from time to time, the “Credit Agreement”) among the Assignor, as borrower, the Assignee, as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders (as defined therein), and unto the Assignee’s successors and permitted assigns, to its and its successors’ and permitted assigns’ own proper use and benefit, and, as security for all of the Obligations (as defined in the Credit Agreement) of the Assignor and the other Loan Parties and to secure as well the performance and observance of all agreements, covenants and provisions contained in this Assignment, the other Loan Documents and any Secured Cash Management Agreements or Secured Hedge Agreements (each as defined in the Credit Agreement), all right, title and interest of the Assignor under, in and to (i) all insurances in respect of the Vessels, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same (the “Insurances”), (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of the Insurances, (iii) all other rights of the Assignor under or in respect of the Insurances and (iv) any proceeds of any of the foregoing. Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.

Section 1.               Representations, Warranties and Covenants.  The Assignor hereby warrants and represents that each of the Insurances is in full force and effect and is enforceable in accordance with its terms, and that the Assignor is not in default thereunder.  The Assignor hereby further warrants and represents that it has not assigned, pledged or in any way created or suffered to be created any security interest in the whole or any part of the right, title and interest hereby assigned, except for the assignment to the Assignee.  The Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the Insurances in any material respect, or of this Assignment or of any of the rights created by the Insurances or this Assignment.

The Assignor hereby further covenants and agrees to procure that notice of this Assignment shall be duly given to all underwriters and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage the Assignor shall obtain, with the Assignee’s approval, a letter of undertaking by the underwriters or clubs, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to named assured or loss payees as the Assignee may require or approve.  In all cases (except in the case of protection and indemnity coverage), unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show the Assignee as named assured and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, its successors and permitted assigns, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee, its successors and permitted assigns may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee.

Section 2.               Freedom of Assignee from Obligations.  It is hereby expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under the Insurances to perform all of the obligations assumed by it thereunder and the Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under the Insurances by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to the Insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Section 3.               Power of Attorney; Financing Statements. The Assignee, its successors and permitted assigns, are hereby constituted lawful attorneys, irrevocably, with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Insurances, to endorse any check or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.  Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of the Insurances or otherwise, and any claim made by the Assignee hereunder or under the Insurances, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval of the Assignor.  The Assignor hereby irrevocably authorizes the Assignee, at the Assignor’s expense, to file, at any time and from time to time, such financing and continuation statements or papers of similar purpose or effect relating to this Assignment, without the Assignor’s signature, as the Assignee at its option may deem appropriate and appoints the Assignee as the Assignor’s attorney-in-fact to execute any such statements in the Assignor’s name and to perform all other acts which the Assignee may deem appropriate to perfect and continue the security interests conferred hereby.

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Section 4.               Irrevocable Assignment.  The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

Section 5.               Conditions of Assignment.  Unless and until an Event of Default shall have occurred and be continuing under that certain First Preferred Fleet Mortgage effective as of April 30, 2010, in respect of the Vessels by the Assignor to the Assignee, as Administrative Agent (the “Mortgage”), the Assignor shall be entitled to exercise all its rights under the Insurances (subject to the provisions of this Assignment) in all respects as if this Assignment had not been made.

Section 6.               Governing Law.

(a)               This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America, without regard to its conflict of laws rules (other than Section 5-1401 of the New York General Obligations Law).  The Assignor hereby irrevocably and unconditionally submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York City and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts.  The Assignor irrevocably consents to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to the Assignor at its address specified in Section 7 hereof.  The Assignor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this paragraph shall affect the right of the Assignee to serve legal process in any other manner permitted by law or affect the right of the Assignee to bring any action or proceeding against the Assignor or its property in the courts of any other jurisdiction.

(b)              BY ITS SIGNATURE BELOW WRITTEN THE ASSIGNOR HEREBY IRREVOCABLY WAIVES UNDER APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE CREDIT AGREEMENT OR THE MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 7.               Notices.  All notices or other communications required or permitted to be made or given hereunder shall be made in writing, in English, and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return

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receipt requested, postage prepaid, facsimile transmission, or other direct written electronic means to the applicable address set forth under such party’s name below, or to such other address as any party hereto may from time to time designate to the others in such manner:

If to the Assignee:

Bank of America, N.A., Administrative Agent

901 Main Street

Mail Code TX1-492-14-11

Dallas, Texas 75202

Attention:  Michelle Diggs

Telephone:  214-209-4126

Telecopier:  214-290-8365

Electronic Mail:  michelle.diggs@baml.com

If to the Assignor:

Global Geophysical Services, Inc.

13927 South Gessner Road

Missouri City, Texas  77489

Attention:  Jerry Dresner

Telephone: 713-808-7257

Telecopier: 713-808-7757

Electronic mail:  jerry.dresner@globalgeophysical.com

Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery.  Any communication transmitted by facsimile, or other direct written electronic means, or by registered air mail, shall be deemed to have been validly and effectively given or delivered on the day when received.

Section 8.               Headings.  The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

Section 9.               Termination.  This Assignment shall create a continuing security interest and shall (a) remain in full force and effect until the Aggregate Commitments have been fully and finally terminated and all of the Obligations have been indefeasibly paid in full (other than contingent indemnification obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and all Letters of Credit have expired or terminated (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), at which time the Administrative Agent shall execute and deliver to the Assignee or the Assignee’s designee, at the Assignee’s expense, all termination statements and similar documents which the Assignee shall reasonably request from time to time to evidence such termination, (b) be binding upon the Assignor and its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Assignee hereunder, to the benefit of and be binding upon, the Assignee and the

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Lenders and their respective successors, transferees, and assigns.  Without limiting the generality of the foregoing clause, when any Assignee assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or such other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Assignee under this Assignment.

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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed this 30th day of April, 2010.

GLOBAL GEOPHYSICAL SERVICES, INC.

	By:	/s/ P. Mathew Verghese

Name: P. Mathew Verghese
Title: Senior VP and Chief Financial Officer
The terms and conditions of
this Assignment are hereby

ACCEPTED BY:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page

SCHEDULE I

Description of Vessels

OWNER	VESSEL	OFF. NO	FLAG OF DOCUMENTATION
Global Geophysical Services, Inc.	Global Mirage	1060662	United States
Global Geophysical Services, Inc.	Global Quest	1050795	United States
Global Geophysical Services, Inc.	Global Vision	1058458	United States
Global Geophysical Services, Inc.	James H. Scott	1172960	United States
Global Geophysical Services, Inc.	Global Longhorn	1208913	United States
Global Geophysical Services, Inc.	Lori B	1111303	United States

NOTICE OF ASSIGNMENT

To Whom It May Concern:

Global Geophysical Services, Inc., a Delaware corporation, (the “Owner”), owner of the vessels listed on Schedule I attached hereto (the “Vessels”), HEREBY GIVES NOTICE that by an Assignment dated April 30, 2010 and made by the Owner to Bank of America, N.A. (the “Assignee”), as Administrative Agent pursuant to, and for the benefit of the Secured Parties as defined under, that certain Credit Agreement dated as of April 30, 2010 (as amended or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, the Owner, as borrower, the Assignee, as Administrative Agent, Swing Line Lender, and L/C Issuer (each as defined therein), and the Lenders (as defined therein), the Owner assigned to the Assignee all of the Owner’s right, title and interest in and to all insurances and the benefit of all insurances heretofore, now or hereafter taken out in respect of the Vessels.  This Notice and the attached Loss Payable Clauses are to be endorsed on all policies and certificates of entry evidencing such insurances.

GLOBAL GEOPHYSICAL SERVICES, INC.

By:
Name:
Title:

LOSS PAYABLE CLAUSES

Loss, if any, payable to Bank of America, N.A., in its capacity as Administrative Agent pursuant to, and for the benefit of the Secured Parties (as defined under that certain Credit Agreement dated as of April 30, 2010 (as amended or otherwise modified from time to time, the “Credit Agreement”) among Global Geophysical Services, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, and the Assignee, as Administrative Agent, Swing Line Lender and L/C Issuer relating to that certain First Preferred Fleet Mortgage dated April 30, 2010 (the “Mortgage”) by the Borrower (the “Owner”) to Administrative Agent, as Mortgagee (the “Mortgagee”) for distribution by it to the Mortgagee and then to the Owner as their respective interests may appear, or order, except that, unless the underwriters have been otherwise instructed by notice in writing from the Mortgagee in the case of any loss involving any damage to any Vessel or liability of any Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $                   or its equivalent the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Mortgage.